Exhibit 99.1

Acadia Realty Trust Announces Succession Plan for Its Accounting Division

WHITE PLAINS, N.Y.--(BUSINESS WIRE)--May 17, 2011--Acadia Realty Trust (NYSE:AKR), today announced that as of January 1, 2012, Jon Grisham, presently Senior Vice President and Chief Accounting Officer shall assume the role of Chief Financial Officer. Michael Nelsen, currently Senior Vice President and Chief Financial Officer, shall remain with Acadia through and beyond the transition as a Senior Officer and Senior Accounting and Financial Principal.

Mr. Nelsen has been with Acadia since 2003, joining after a career in public accounting, as well as with George Soros’ real estate ventures. Mr. Grisham also had a career in public accounting, joining the predecessor to Acadia in 1993 as Controller. Mr. Grisham has steadily assumed more responsibility over the years with a key role in capital markets execution, as well as overseeing the entire accounting and lease administration functions.

Kenneth F. Bernstein, President and CEO, stated “I want to personally thank Mike Nelsen for his untiring efforts in helping build Acadia into the company it is today. He has built an excellent team and I look forward to his continued contribution to Acadia. Jon’s succession is a key indicator of the bench strength at Acadia and is part of the normal progression and maturity in senior management. I have worked with Jon since 1998 when our private company recapitalized Mark Centers. He has played a key role throughout the entire period. I look forward to continuing to work with Jon and view his promotion as extremely well deserved.”

About Acadia Realty Trust

Acadia Realty Trust, a fully-integrated equity real estate investment trust, is focused on the ownership, management and redevelopment of high-quality retail properties and urban/infill mixed-use properties with a strong retail component located primarily in high-barrier-to-entry, densely-populated metropolitan areas. Acadia owns, or has an ownership interest in, 82 properties through its core portfolio and three opportunistic/value-add investment funds. Additional information may be found on the Company’s website at www.acadiarealty.com.

Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding Acadia’s future financial results and its ability to capitalize on potential opportunities arising from continued economic uncertainty. Factors that could cause the Company’s forward-looking statements to differ from its future results include, but are not limited to, those discussed under the headings “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s most recent annual report on Form 10-K filed with the SEC on February 28, 2011 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the current global financial environment and its effect on retail tenants; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of our properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters; (ix) the Company’s growth strategy; (x) the Company’s status as a REIT; (xi) uninsured losses and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

CONTACT:
Acadia Realty Trust
Jon Grisham, 914-288-8100